UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2025

INMUNE BIO INC.
(Exact name of registrant as specified in charter)

Nevada	001-38793	47-5205835
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

225 NE Mizner Blvd., Suite 640, Boca Raton, Florida 33432

(Address of Principal Executive Offices) (Zip Code)

(561) 710-0512

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per shares	INMB	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 2, 2025, INmune Bio Inc. (the “Company”) and David J. Moss, the Company’s President and Chief Executive entered into an amendment to Mr. Moss’s employment agreement, dated November 26, 2025, to correct a mistake in the original agreement, restating his base salary to $454,000 per annum and restating his option grant under the Second Amended and Restated INmune Bio Inc. 2021 Stock Incentive Plan, as amended and in effect, to 750,000 shares subject to his option.

On December 2, 2025, the Company and Cory Ellspermann, the Company’s Chief Financial Officer entered into an amendment to Mr. Ellspermann employment agreement, dated November 26, 2025, to correct a mistake in the original agreement, restating his base salary to $240,000 per annum.

The foregoing summaries of the amendments to the employment agreements of Messrs. Moss and Ellspermann are qualified in their entirety by reference to the full text of such amendments, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment to Employment Agreement, dated December 2, 2025, between INmune Bio Inc. and David Moss
10.2	Amendment to Employment Agreement, dated December 2, 2025, between INmune Bio Inc. and Cory Ellspermann
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INMUNE BIO INC.

Date: December 3, 2025	By:	/s/ David Moss
David Moss
Chief Executive Officer

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